Registrant incorporates by reference to
Proxy Statement filed on February
27, 2006 (Accession No. 0001193125-06-
03892).
A Special Meeting of shareholders (the
"Meeting") of DWS Europe Equity
Fund (the "Fund") was held on May 5, 2006,
at the offices of Deutsche
Asset Management, 345 Park Avenue, New
York, New York 10154. At the
Meeting, the following matters were voted
upon by the shareholders (the
resulting votes are presented below).
I.	Election of Directors. ("Number of
Votes" represents all funds that
are series of DWS International Fund,
Inc.)


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
44,300,607.035
1,995,374.833
Dawn-Marie Driscoll
44,290,254.185
2,005,727.683
Keith R. Fox
44,219,333.965
2,076,647.903
Kenneth C. Froewiss
44,192,478.238
2,103,503.630
Martin J. Gruber
44,151,118.992
2,144,862.876
Richard J. Herring
44,126,900.988
2,169,080.880
Graham E. Jones
44,041,331.504
2,254,650.364
Rebecca W. Rimel
44,178,552.059
2,117,429.809
Philip Saunders, Jr.
44,046,121.543
2,249,860.325
William N. Searcy, Jr.
44,116,236.519
2,179,745.349
Jean Gleason
Stromberg
44,181,835.442
2,114,146.426
Carl W. Vogt
44,209,521.653
2,086,450.215
Axel Schwarzer
44,171,355.974
2,124,625.894

II-A.	Approval of an Amended and Restated
Investment Management
Agreement:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
7,039,048.800
375,357.270
262,910.115
1,572,783.000

II-B.	Approval of a Subadvisor Approval
Policy:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
6,926,223.477
485,635.556
265,457.152
1,572,783.000

III.	Approval of a Revised Fundamental
Investment Restriction
Regarding Commodities:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
6,933,977.783
482,368.020
260,970.382
1,572,783.000

The Meeting was reconvened on June 1,
2006, at which time the following
matter was voted upon by the shareholders
(the resulting votes are
presented below):
IV-C.	Approval of Amended and Restated
Articles of Incorporation:

Number of Votes:
For
Against
Abstain
Broker Non-Votes*
43,036,276.018
2,136,331.317
1,854,195.596
6,551,572.000

*	Broker non-votes are proxies
received by the fund from brokers or
nominees when the
broker or nominee neither has received
instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter.


C:\Documents and Settings\e401237\Local
Settings\Temporary Internet
Files\OLK8B\77C Europe Equity.rtf
C:\Documents and Settings\e401237\Local
Settings\Temporary Internet
Files\OLK8B\77C Europe Equity.rtf